UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia	23060-9245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 217-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2018, Dynex Capital, Inc. (the “Company”) entered into a Distribution Agreement (the “Agreement”) with J.P. Morgan Securities LLC and JMP Securities LLC (collectively the “Agents”). Pursuant to the terms of the Agreement, the Company may issue and sell, from time to time, through the Agents, acting as the Company’s sales agents, or directly to the Agents, acting as principals, up to 10,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). Sales of the Shares, if any, would be made in transactions that are deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. The Company will pay the applicable Agent a commission of up to 2.0% of the gross sales price of the Shares sold through it as agent under the Agreement and will reimburse the Agents for certain customary expenses incurred in connection with their services under the Agreement. The Company may also sell Shares to either of the Agents, acting as principal, at a price per Share to be agreed upon at the time of sale. If the Company sells Shares to an Agent a principal, the Company will enter into a separate terms agreement with that Agent.

The Company is not obligated to sell and the Agents are not obligated to buy or sell any Shares under the Agreement. No assurance can be given that the Company will sell any Shares under the Agreement, or, if it does, as to the price or amount of Shares that it sells, or the dates on which such sales will take place. The Shares will be offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-222354), which became effective on June 28, 2018. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any of the Shares.

The foregoing description of certain terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.35 hereto and is incorporated by reference herein. In connection with the filing of the Agreement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Troutman Sanders LLP with respect to the legality of the Shares to be sold under the Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Agreement discussed in Item 1.01 above, the Company and JMP Securities LLC agreed to terminate, effective June 29, 2018, the Amended and Restated Equity Distribution Agreement between the Company and JMP Securities LLC, dated March 31, 2017, as amended by Amendment No. 1, dated December 27, 2017 (the “Prior Agreement”). Under the Prior Agreement, the Company could offer and sell shares of the Company’s common stock from time to time through JMP Securities LLC, as agent or principal, on substantially similar terms as under the Agreement discussed in Item 1.01 above.

For a description of relationships between the Company and JMP Securities LLC other than in respect of the Prior Agreement, please see Item 1.01 above regarding the Agreement, which is incorporated into this Item 1.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Troutman Sanders LLP with respect to the legality of the shares.

10.35	Distribution Agreement, dated June 29, 2018, among J.P. Morgan Securities LLC and JMP Securities LLC and Dynex Capital, Inc.

23.1	Consent of Troutman Sanders LLP (included in exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: June 29, 2018	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer